UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2026

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 2700, Houston, Texas 77056
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	CPT	New York Stock Exchange
Indicate by check mark
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 5, 2026, Michael P. Gallagher, Senior Vice President – Chief Accounting Officer of Camden Property Trust (the “Company”), who is designated as the Company’s principal accounting officer, informed the Company he will be retiring from the Company effective July 2, 2026. As part of a transition plan, the Board of Trust Managers of the Company has appointed Kevin J. Necas, Jr. as the Company’s Senior Vice President – Chief Accounting Officer and designated Mr. Necas as the Company’s principal accounting officer, effective as of July 2, 2026, the date of Mr. Gallagher’s retirement.

Mr. Necas, age 42, joined the Company in 2023 as Director of Accounting and was promoted to Vice President-Accounting in 2024. Mr. Necas’s prior five-year experience includes roles at CenterPoint Energy and Phillips 66. Mr. Necas is a certified public accountant and has a Master of Accountancy and B.B.A. in Finance and Legal Studies from Tulane University.

There are no arrangements or understandings between Mr. Necas and any other persons pursuant to which Mr. Necas was appointed as principal accounting officer. Mr. Necas does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026

CAMDEN PROPERTY TRUST

By:	/s/ Benjamin D. Fraker
Benjamin D. Fraker
Executive Vice President – Chief Financial Officer